Exhibit 10.25

LEASE AGREEMENT

This LEASE AGREEMENT (“Lease”), effective as of May 15, 2020 is by and between Lemon City Group, LLC, a Florida limited liability company, having its principal office at 5972 NE 4th Avenue, Miami, Florida 33137 (“Landlord”) and 704Games, LLC, a Florida limited liability company, having its principal office at 5972 NE 4th Avenue, Miami, Florida 33137 (“Tenant”).

WITNESSETH THAT, in consideration of the rents, covenants and agreements hereinafter set forth, Landlord and Tenant covenant, warrant and agree as follows:

1. Definitions. For purposes of this Lease, the following terms shall have the following meanings:

“Alterations” shall have the meaning set forth in Section 8(a) hereof.

“Building” shall mean the building located at 5952 NE 4 Avenue, Miami, Florida 33137.

“Building Systems” shall mean the HVAC Systems, mechanical, electrical, plumbing and life safety systems of the Building.

“Default Rate” shall have the meaning set forth in Section 4(d) hereof.

“Extension Conditions” shall mean, as a condition to Tenant exercising each Extension Option: (a) Tenant gives Landlord written notice no less than six (6) months prior to the commencement of the First Extension Term or Second Extension Term, as applicable, that Tenant is exercising the Extension Option; (b) at the date the applicable Extension Option is exercised, and at the commencement of the First Extension Term or the Second Extension Term, as applicable, no Event of Default has occurred and is continuing; and (c) Tenant has not been more than thirty (30) days late in the payment of any or all Rent more than a total of six (6) times for all periods prior to the commencement of the applicable Extension Term.

“Extension Option” shall have the meaning set forth in Section 3(b) hereof.

“First Extension Term” shall have the meaning set forth in Section 3(b) hereof.

“Hazardous Materials” shall mean any chemical, compound, material, substance or other matter that: (a) is defined as a hazardous substance, hazardous material or waste, or toxic substance under any Hazardous Materials Law; (b) is regulated, controlled or governed by any Hazardous Materials Law or other laws; (c) is petroleum or a petroleum product; or (d) is asbestos, formaldehyde, radioactive material, drug, bacteria, virus, or other injurious or potentially injurious material (by itself or in combination with other materials).

“Hazardous Materials Laws” shall mean any and all federal, state or local laws, ordinances, rules, decrees, orders, regulations or court decisions relating to hazardous substances, hazardous materials, hazardous waste, toxic substances, environmental conditions on, under or about the Premises, the Building or the Property, or soil and ground water conditions, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA), the Resource Conservation and Recovery Act (RCRA), the Hazardous Materials Transportation Act, any other law or legal requirement concerning hazardous or toxic substances, and any amendments to the foregoing.

“HVAC Systems” shall mean the plumbing, heating, air conditioning, and ventilating systems of the Building.

“Landlord’s Address for Notices” shall mean 355 NE 59th Terrace, Miami, Florida 33137.

“Lease Commencement Date” shall mean the date the Premises is delivered to Tenant in broom clean condition.

“Lease Expiration Date” shall mean the last day of the month in which occurs the fifth (5th) anniversary of the Lease Commencement Date, as same may be extended pursuant to Section 3 hereof, or such earlier date on which the Term shall sooner end pursuant to any of the terms, covenants or conditions of this Lease or pursuant to law.

“Permitted Use” shall mean using the Building as office space.

“Premises” shall have the same meaning as Building.

“Property” shall mean the Building together with the parking lot and all appurtenances thereto on which the Building is located, together with all other improvements which may hereafter be constructed on such parcel of land.

“Rent” shall have the meaning set forth in Section 4 hereof.

“Security Deposit” shall mean a security deposit in the amount of $6,000.00.

“Second Extension Term” shall have the meaning set forth in Section 3(c) hereof.

“Tenant Owned Property” shall have the meaning set forth in Section 8(c) hereof.

“Tenant Parties” shall have the meaning set forth in Section 6(b) hereof.

“Tenant’s Address for Notices” shall mean 5972 NE 4 Avenue, Miami, Florida 33137.

“Term” shall mean a term of ten (10) years commencing on the Lease Commencement Date and ending on the Lease Expiration Date.

2. Premises.

(a) Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord, the Premises for the Term.

(b) Tenant shall have the exclusive right to use the Premises.

3. Term.

(a) The Term shall commence on the Lease Commencement Date and shall expire on the Lease Expiration Date.

(b) Tenant is granted the option (“Extension Option”) to extend the initial Term of this Lease for an additional term of five (5) years (“First Extension Term”) provided all of the Extension Conditions are met.

(c) Tenant is granted an additional Extension Option to extend the Term of this Lease for an additional term of five (5) years (“Second Extension Term”) provided all of the Extension Conditions are met.

4. Rent.

(a) Tenant covenants and agrees to pay Rent in advance on the first (1st) day of each calendar month during the Term and without notice, demand, abatement, deduction, counterclaim, setoff, defense or otherwise, in lawful money of the United States, to Landlord throughout the Term of this Lease as follows:

(i) for the period commencing on the Lease Commencement Date and ending on April 15, 2025 an amount equal to Three Thousand and 00/100 Dollars ($3,000.00) per month;

(ii) for the First Extension Term, an amount to be negotiated prior to First Extension Term; and

(iii) for the Second Extension Term, an amount to be negotiated prior to Second Extension Term.

(b) Concurrently with Tenant’s execution of this Lease, Tenant shall pay to Landlord an amount equal to two (2) monthly installments of Rent payable under this Lease wherein one installment shall be applied towards the payment of the first full calendar month of the Lease Term.

(c) If the Lease Commencement Date is a day other than the first day of a month, then the Rent from the Lease Commencement Date until the first day of the following month shall be prorated on a per diem basis at the rate of one-thirtieth (1/30th) of the monthly installment of Rent payable.

(d) Any Rent payable by Tenant to Landlord under this Lease which is not paid within thirty (30) days after the same is due will be automatically subject to a late payment charge of five percent (5%) of the monthly Rent.

5. Preparation for Occupancy. Prior to the Lease Commencement Date, Landlord, at its sole cost and expense, shall prepare the Premises for Tenant’s occupancy to Tenant’s reasonable satisfaction.

6. Use of Premises; Compliance with Laws; Hazardous Materials.

(a) The Premises shall be used only for the Permitted Use and for no other purpose.

(b) Tenant, at Tenant’s sole cost and expense, shall comply with and shall cause all of Tenant Parties to comply with all applicable laws, ordinances, rules and regulations of governmental and quasi-governmental authorities, including, without limitation, the Americans with Disabilities Act of 1990, as amended by the Americans with Disabilities Act Amendments Act of 2008 (and the regulations promulgated thereunder) applicable to the use or occupancy of the Premises.

(c) Tenant shall not cause or permit any Hazardous Materials to be generated, used, released, stored or disposed of in or about the Premises, the Building or the Property; provided, however, Tenant may use and store reasonable quantities of cleaning and office supplies and other similar materials as may be reasonably necessary for Tenant to conduct normal business operations in the Premises. Tenant shall indemnify and hold Landlord, its employees and agents, harmless from and against any damage, injury, loss, liability, charge, demand or claim based on or arising out of the presence or removal of, of failure to remove, Hazardous Materials generated, used, released, stored or disposed of by Tenant or any Tenant Party in or about the Premises, the Building or the Property, whether before or after the Lease Commencement Date.

7. Building and Equipment; Maintenance and Repairs. At its expense, Landlord shall keep the Premises, Building, Building Systems and the Property in good repair and condition.

8. Alterations.

(a) Tenant shall have the right to make or allow to be made any alterations, additions or improvements in or to the Premises (collectively, “Alterations”) without obtaining Landlord’s consent.

(b) Tenant agrees that all Alterations shall be done at Tenant’s sole cost and expense and in a good and workmanlike manner, that the structural integrity of the Building shall not be impaired, and that no liens shall attach to all or any part of the Premises, the Building, or the Property by reason thereof. Tenant shall obtain, at its sole expense, all permits required for such work.

(c) Unless otherwise elected by Landlord as hereinafter provided, all Alterations made by Tenant shall become the property of Landlord and shall be surrendered to Landlord on or before the Lease Expiration Date, except as otherwise set forth in this Lease. Notwithstanding the foregoing, movable equipment, trade fixtures, personal property, furniture, or any other items that can be removed without material harm to the Premises will remain Tenant’s property (collectively, “Tenant Owned Property”) and shall not become the property of Landlord but shall be removed by Tenant, at its sole cost and expense, not later than the Lease Expiration Date.

9. Insurance.

(a) Tenant shall procure at its cost and expense, and keep in effect during the Term, insurance coverage for all risks of physical loss or damage insuring the full replacement value of Alterations and all items of Tenant Owned Property. Landlord shall not be liable for any damage or damages of any nature whatsoever to persons or property caused by explosion, fire, theft or breakage, vandalism, falling plaster, by sprinkler, drainage or plumbing systems, or air conditioning equipment, by the interruption of any public utility or service, by steam, gas, electricity, water, rain or other substances leaking, issuing or flowing into any part of the Premises, by natural occurrence, acts of the public enemy, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, or by anything done or omitted to be done by any tenant, occupant or person in the Building, it being agreed that Tenant shall be responsible for obtaining appropriate insurance to protect its interests.

(b) Tenant shall procure at its cost and expense, and maintain throughout the Term, at the minimum, a comprehensive commercial general liability insurance applicable to the Premises.

10. Indemnification.

(a) Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, losses, costs, liabilities, damages and expenses including, without limitation, penalties, fines and reasonable attorneys’ fees, to the extent incurred in connection with or arising from the use or occupancy or manner of use or occupancy of the Premises or any injury or damage caused by Tenant, Tenant Parties or any person occupying the Premises through Tenant.

(b) Landlord shall indemnify, defend and hold Tenant harmless from and against any and all claims, losses, costs, liabilities, damages and expenses including, without limitation, penalties, fines and reasonable attorneys’ fees, to the extent incurred in connection with or arising from: (i) any injury or damage caused by any negligent or willful acts of Landlord; (ii) the presence of Hazardous Substances introduced in, on, under or about the Premises as a result of the actions of Landlord or its agents, employees, representatives or contractors; or (iii) a default by Landlord under this Lease.

(c) The terms of this Section 10 shall survive the expiration or sooner termination of this Lease.

11. Damage and Destruction.

(a) If the Premises are destroyed or damaged by fire or other casualty so that Tenant is unable to occupy the Premises for its Permitted Use, Landlord may terminate this Lease effective as of the date of the damage or destruction by giving Tenant written notice within ten (10) days of the date of the damage or destruction.

(b) If Landlord does not terminate this Lease as provided in Section 11(a) above, Landlord shall promptly rebuild, repair and restore the Premises and the Building to their former condition.

(c) If the damage or destruction renders all or part of the Premises untenantable, Rent shall proportionately abate commencing on the date of the damage or destruction and ending on the date the Premises are delivered to Tenant with Landlord’s restoration obligation substantially complete. The extent of the abatement shall be based upon the portion of the Premises rendered untenantable, inaccessible or unfit for the Permitted Use.

(d) Notwithstanding anything to the contrary in this Lease, Landlord and Tenant mutually waive their respective rights of recovery against each other and each other’s officers, directors, constituent partners, agents and employees, and Tenant waives such rights against each lessor under any ground or underlying lease and each lender under any mortgage or deed of trust or other lien encumbering the Property or any portion thereof or interest therein, to the extent any loss is or would be covered by fire, extended coverage, or other property insurance policies required to be carried under this Lease or otherwise carried by the waiving party, and the rights of the insurance carriers of such policy or policies are to be subrogated to the rights of the insured under the applicable policy. Each party shall cause its insurance policy to be endorsed to evidence compliance with such waiver.

12. Condemnation.

(a) If all of the Premises is condemned or taken in any permanent manner before or during the Term for any public or quasi−public use, or any permanent transfer of the Premises is made in avoidance of an exercise of the power of eminent domain (each of which events shall be referred to as a “taking”), this Lease shall automatically terminate as of the date of the vesting of title due to such taking. If a part of the Premises is so taken, this Lease shall automatically terminate as to the portion of the Premises so taken as of the date of the vesting of title as a result of such taking. If such portion of the Property is taken as to render the balance of the Premises unusable by Tenant for the Permitted Use, as reasonably determined by either Landlord or Tenant, this Lease may be terminated by Landlord or Tenant, as of the date of the vesting of title as a result of such taking, by written notice to the other party given within ten (10) days following notice to Landlord of the date on which said vesting will occur. If this Lease is not terminated as a result of any taking, Landlord shall restore the Building to an architecturally whole unit; provided, however, that Landlord shall not be obligated to expend on such restoration more than the amount of condemnation proceeds actually received by Landlord.

(b) Landlord shall be entitled to the entire award for any taking, including, without limitation, any award made for the value of the leasehold estate created by this Lease. No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award that may be made in any taking, together with any and all rights of Tenant now or hereafter arising in or to such award or any part thereof; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any separate award made to Tenant for its relocation expenses, the taking of personal property and fixtures belonging to Tenant, the unamortized value of improvements made or paid for by Tenant, or the interruption of or damage to Tenant’s business.

(c) In the event of a partial taking that does not result in a termination of this Lease as to the entire Premises, Rent shall be equitably adjusted in relation to the portions of the Premises and Building taken or rendered unusable by such taking.

13. Assignment and Subletting.

(a) Neither Tenant nor any sublessee or assignee of Tenant, directly or indirectly, voluntarily or by operation of law, shall sell, assign, encumber, mortgage, pledge or otherwise transfer or hypothecate all or any part of the Premises or Tenant’s leasehold estate hereunder (each such act is referred to as an “Assignment”), or sublet the Premises or any portion thereof or permit the Premises to be occupied by anyone other than Tenant (each such act is referred to as a “Sublease”), without Landlord’s prior written consent in each instance, which consent will not be unreasonably withheld. Any Assignment or Sublease that is not in compliance with this Section 13 shall be void. However, acceptance of Rent by Landlord from a proposed assignee, sublessee or occupant of the Premises shall constitute consent to such Assignment or Sublease by Landlord.

(b) Any request by Tenant for Landlord’s consent to a specific Assignment or Sublease shall include: (i) the name of the proposed assignee, sublessee or occupant; (ii) the nature of the proposed assignee’s sublessee’s or occupant’s business to be carried on in the Premises; (iii) a copy of the proposed Assignment or Sublease; and such other information as Landlord may reasonably request concerning the proposed assignee, sublessee or occupant or its business. Landlord shall respond in writing, stating the reasons for any disapproval, within ten (10) days after receipt of all information reasonably necessary to evaluate the proposed Assignment or Sublease.

(c) No consent by Landlord to any Assignment or Sublease by Tenant, and no specification in this Lease of a right of Tenant to make any Assignment or Sublease, shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether arising before or after: (i) the Assignment or Sublease; or (ii) any extension of the Term (pursuant to exercise of an option granted in this Lease). The consent by Landlord to any Assignment or Sublease shall not relieve Tenant or any successor of Tenant from the obligation to obtain Landlord’s express written consent to any other Assignment or Sublease. No Assignment or Sublease shall be valid or effective unless the assignee or sublessee or Tenant shall deliver to Landlord a fully executed counterpart of the Assignment or Sublease and an instrument that contains a covenant of assumption by the assignee or agreement of the sublessee, reasonably satisfactory in substance and form to Landlord.

(d) Notwithstanding the foregoing, provided that: (i) Tenant is not in default under this Lease; and (ii) no such transaction is undertaken with the intent of circumventing Tenant’s liability under this Lease, Tenant may assign this Lease to any affiliate or subsidiary of Tenant or in connection with a merger or other consolidation of Tenant and may sublease all or some portion of the Premises to an affiliate or subsidiary of Tenant without Landlord’s consent provided: (A) Tenant shall remain liable hereunder; (B) Tenant provides reasonable prior written notice to Landlord of such Assignment or Sublease; (C) after such transaction is effected, the tangible net worth (excluding goodwill) of the new tenant under this Lease is equal to or greater than the tangible net worth of Tenant as of the date of this Lease; and (D) Landlord shall have received an executed copy of all documentation effecting such transfer on or before its effective date.

14. Tenant’s Default. Each of the following events shall be an “Event of Default” hereunder:

(a) Tenant’s failure to pay when due any installment of Rent and such failure continues for a period of thirty (30) days after the due date.

(b) Tenant’s failure to perform or observe any other covenant, condition or other obligation of Tenant and such failure continues for a period of thirty (30) days after Landlord gives Tenant written notice thereof. Notwithstanding the foregoing, if a cure cannot be effected within the 30-day period and Tenant begins the cure and is pursuing such cure in good faith and with diligence and continuity during the 30-day period, then Tenant shall have such additional time as is reasonably necessary to effect such cure.

(c) The Premises become vacant and abandoned for greater than two (2) months.

(d) At Landlord’s option, the occurrence of any of the following:

(i) the appointment of a receiver to take possession of all or substantially all of the assets of Tenant or the Premises;

(ii) an assignment by Tenant for the benefit of creditors;

(iii) the filing of any voluntary petition in bankruptcy by Tenant, or the filing of any involuntary petition by Tenant’s creditors;

(iv) the attachment, execution or other judicial seizure of all or substantially all of Tenant’s assets or the Premises;

(v) the admission of Tenant in writing of its inability to pay its debts as they become due;

(vi) the filing by Tenant of any answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any proceeding seeking reorganization, arrangement, composition, readjustment, liquidation or dissolution of Tenant or similar relief;

15. Landlord’s Remedies. Upon the occurrence of an Event of Default by Tenant that is not cured by Tenant within the applicable grace periods specified in Section 14 above, Landlord shall have all of the following rights and remedies in addition to all other rights and remedies available to Landlord at law or in equity:

(a) The right to terminate Tenant’s right to possession of the Premises and to recover: (i) all Rent which shall have accrued and remains unpaid through the date of termination; plus (ii) the amount necessary to compensate Landlord for all the damages caused by Tenant’s failure to perform its obligations under this Lease (including, without limitation, reasonable attorneys’ and accountants’ fees, costs of alterations of the Premises, interest costs and brokers’ fees incurred upon any reletting of the Premises).

(b) The right to continue the Lease in effect after Tenant’s breach and recover Rent as it becomes due. Acts of maintenance or preservation, efforts to relet the Premises or the appointment of a receiver upon Landlord’s initiative to protect its interest under this Lease shall not of themselves constitute a termination of Tenant’s right to possession.

(c) The right and power to enter the Premises and remove therefrom all persons and property, to store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, and to sell such property and apply the proceeds therefrom pursuant to applicable law.

16. Subordination; Estoppel Certificates.

(a) This Lease shall be subject and subordinate at all times to: (i) all ground leases or underlying leases that may now exist or hereafter be executed affecting the Property or any portion thereof; (ii) the lien of any mortgage, deed of trust or other security instrument that may now exist or hereafter be executed in any amount for which the Property or any portion thereof, any ground leases or underlying leases, or Landlord’s interest or estate therein is specified as security; and (iii) all modifications, renewals, supplements, consolidations and replacements thereof. The provisions of this Section shall be self-operative and no further instrument shall be required to effect the provisions of this Section.

(b) Either party, at any time and from time to time, within fifteen (15) days after written request from the other, shall execute, acknowledge and deliver to the other party, addressed to the other party and any prospective purchaser, ground or underlying lessor, or mortgagee or beneficiary of any part of the Property, an estoppel certificate in form and substance reasonably designated by the other party. It is intended that any such certificate may be relied upon by the party receiving same and any prospective purchaser, investor, ground or underlying lessor, or mortgagee or deed of trust beneficiary of all or any part of the Property.

17. End of Term; Holding Over.

(a) No later than the Lease Expiration Date, Tenant shall remove its Tenant Owned Property (except as otherwise provided herein) and will peaceably yield up the Premises in broom clean condition. Notwithstanding the foregoing, Tenant shall not be responsible: (i) to repair the effects of normal wear and tear; (ii) for damage which is Landlord’s responsibility to repair; (iii) for damage by fire, the elements or casualty; and

(iv) for damage which is the result of the misconduct or negligence of Landlord, its contractors, agents, employees or invitees.

(b) If Tenant shall hold over after the Lease Expiration Date, Tenant shall pay one hundred and twenty (120%) of the Rent payable during the final full month of the Term (exclusive of abatements, if any) and Tenant’s occupancy shall otherwise be on the terms and conditions herein specified so far as applicable (but expressly excluding all renewal or extension rights). No holding over by Tenant after the Term shall operate to extend the Term. Any holding over with Landlord’s written consent shall be construed as a tenancy at sufferance or from month to month, at Landlord’s option. Any holding over without Landlord’s written consent shall entitle Landlord to reenter the Premises as provided in Section 15, and to enforce all other rights and remedies provided by law or this Lease.

18. Security Deposit.

(a) Simultaneously with Tenant’s execution of this Lease, Tenant shall deposit with Landlord the Security Deposit as security for the performance by Tenant of all of Tenant’s obligations, covenants, conditions and agreements under this Lease. Landlord shall not be required to maintain the Security Deposit in a separate account. If an Event of Default occurs under this Lease by Tenant, Landlord shall have the right, but not the obligation, to use, apply or retain all or any portion of the Security Deposit for the payment of: (i) Rent or any other sum as to which Tenant is in default; or (ii) the amount Landlord spends or may become obligated to spend, or to compensate Landlord for any losses incurred by reason of Tenant’s default. If any portion of the Security Deposit is so used or applied, then within thirty (30) days after Landlord gives Tenant written notice, Tenant shall deposit with Landlord cash in an amount sufficient to restore the Security Deposit to the original amount. Tenant’s failure to do so shall constitute an Event of Default under this Lease.

(b) If Landlord transfers the Security Deposit to any purchaser or other transferee of Landlord’s interest in the Property, then Tenant shall look only to such purchaser or transferee for the return of the Security Deposit and Landlord shall be released from all liability to Tenant for the return of the Security Deposit.

19. Signs. Tenant may place its standard signs within the Premises.

20. Parking. Tenant shall have exclusive access to all available parking areas on the Premises.

21. Notices. All notices or other communications required hereunder shall be in writing and shall be deemed duly given: (a) when delivered in person (with receipt therefor); (b) on the next business day after deposit with a recognized overnight delivery service; or (c) on the third (3rd) business day after being sent by certified or registered mail, return receipt requested, postage prepaid, to addresses of Landlord and Tenant set forth in Section 1, provided, however, that after the Lease Commencement Date, all notices to Tenant may, at Landlord’s option, be sent to the Premises. Either party may change its address for the giving of notices by notice given in accordance with this Section 21. A party’s refusal to accept delivery of any notice or communication sent by the other party shall not render such notice ineffective. Notwithstanding the foregoing, all bills, statements, invoices, consents, requests or other communications from Landlord to Tenant with respect to Rent may be sent to Tenant by regular United States mail.

22. Miscellaneous Provisions.

(a) Landlord and Tenant each represents and warrants to the other that neither of them has employed or dealt with any broker, agent or finder in connection with this Lease. Tenant and Landlord shall each indemnify and hold harmless the other from and against any claim or claims for any broker’s fee or commission asserted by any broker, agent or finder employed by Tenant. The provisions of this Section 22(a) shall survive the expiration or other termination of this Lease.

(b) The terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and, except as otherwise expressly provided herein, their respective personal representatives and successors and assigns; provided, however, that upon the sale, assignment or transfer by Landlord (or by any subsequent Landlord) of its interest in the Building or Property as owner or lessee, including, without limitation, any transfer upon or in lieu of foreclosure or by operation of law, Landlord (or subsequent Landlord) shall be relieved from all subsequent obligations or liabilities under this Lease, and all obligations subsequent to such sale, assignment or transfer (but not any obligations or liabilities that have accrued prior to the date of such sale, assignment or transfer) shall be binding upon the grantee, assignee or other transferee of such interest. Any such grantee, assignee or transferee, by accepting such interest, shall be deemed to have assumed such subsequent obligations and liabilities.

(c) If any provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall remain in effect and shall be enforceable to the full extent permitted by law.

(d) The terms of this Lease are intended by the parties as a final expression of their agreement with respect to such terms as are included in this Lease and may not be contradicted by evidence of any prior or contemporaneous agreement, arrangement, understanding or negotiation (whether oral or written). The parties further intend that this Lease constitutes the complete and exclusive statement of its terms, and no extrinsic evidence whatsoever may be introduced in any judicial proceeding involving this Lease. The language in all parts of this Lease shall in all cases be construed as a whole and in accordance with its fair meaning and not construed for or against any party by reason of such party having drafted such language.

(e) Upon Tenant paying the Rent and performing all of Tenant’s obligations under this Lease, Tenant may peacefully and quietly enjoy the Premises during the Term as against all persons or entities claiming by, through or under Landlord subject, however, to the provisions of this Lease and to the priority of any mortgages or deeds of trust or ground or underlying leases referred to in Section 16.

(f) All of Tenant’s and Landlord’s covenants and obligations contained in this Lease which by their nature might not be fully performed or capable of performance before the expiration or earlier termination of this Lease shall survive such expiration or earlier termination. No provision of this Lease providing for termination in certain events shall be construed as a limitation or restriction of Landlord’s or Tenant’s rights and remedies at law or in equity available upon a breach by the other party of this Lease.

(g) The Laws of the State of Florida shall govern the validity, performance, and enforcement of this Lease. Tenant consents to personal jurisdiction and venue in the state and judicial district in which the Building is located. The courts of the state where the Building is located will have exclusive jurisdiction and Tenant hereby agrees to such exclusive jurisdiction.

(h) This Lease may only be amended, modified or supplemented by an agreement in writing duly executed by both Landlord and Tenant.

(i) DELIVERY OF THE LEASE TO EITHER PARTY SHALL NOT BIND ANY PARTY IN ANY MANNER, AND NO LEASE OR OBLIGATIONS OF LANDLORD OR TENANT SHALL ARISE UNTIL THIS INSTRUMENT IS SIGNED BY BOTH LANDLORD AND TENANT AND DELIVERY IS MADE TO EACH PARTY.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Lease Agreement by affixing their signatures below.

LANDLORD
LEMON CITY GROUP, LLC

By	/s/ Mike Zoi
Name:	Mike Zoi
Title:	manager

TENANT
704GAMES

By	/s/ Jonathan New
Name:	Jonathan New
Title:	CFO

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